UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Audacy, Inc. (the “Company”) filed articles of amendment to its amended and restated articles of incorporation (the “Amendment”) with the Pennsylvania Department of State to effect a Reverse Stock Split (as defined below) as of 12:00 a.m. Eastern Time on June 30, 2023 (the “Effective Time”).

As previously disclosed, the Company obtained shareholder approval for the Amendment on May 24, 2023 to permit the Company to effect a reverse stock split of its outstanding Class A and Class B common stock, at a reverse stock split ratio of one-for-30, as determined on June 5, 2023 by a special committee appointed by the board of directors of the Company comprised of David J. Field, Joel Hollander and Sean R. Creamer (the “Reverse Stock Split”).

At the Effective Time, each thirty (30) shares of Class A common stock and Class B common stock issued and outstanding immediately prior to the Effective Time were automatically reclassified, combined and converted into one (1) validly issued, fully paid and non-assessable share of Class A common stock or Class B common stock, respectively.

The Company did not issue fractional shares in connection with the Reverse Stock Split. Instead, the Company’s shareholders will receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the Reserve Stock Split. In addition, proportional adjustments were made to the number of shares of Class A common stock subject to outstanding equity awards, as well as the applicable exercise price, to reflect the Reverse Stock Split.

Following the Effective Time, the Class A common stock will continue to be traded on the OTC Pink under the symbol “AUDA” on a split-adjusted basis when the market opens on June 30, 2023, under a new CUSIP number, 05070N 202.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference in this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On June 30, 2023, the Company issued a press release related to the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 30, 2023

99.1	Press release issued by Audacy, Inc. on June 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President and Secretary

Dated: June 30, 2023